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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
General Growth Properties, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-11067, 333-15907, 333-17021, 333-23035, 333-37247, 333-37383,
333-41603, 333-58045, 333-68505, 333-76379, 333-76757, 333-82134, 333-82569,
333-84419, 333-88813, 333-88819, 333-91621, 333-115693 and 333-115694) on Form
S-3 of General Growth Properties, Inc. and the registration statements (Nos. 33-79372, 333-07241, 333-11237, 333-28449, 333-74461, 333-79737 and 333-105882)
on Form S-8 of General Growth Properties, Inc. of our report dated February 25, 2004, except as to notes 1, 2, 4, 7, 9, 10, 11, 12, 16, 17, 18 and 20 which are as of November 9, 2004, with respect to the consolidated balance sheets of The Rouse Company and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations and comprehensive income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2003 and the related financial statement schedules of Valuation and Qualifying Accounts, and Real Estate and Accumulated Depreciation, which report appears in the Form 8-K/A of General Growth Properties, Inc., dated October 25, 2004. Our report refers to the adoption by The Rouse Company of Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, in 2002.


                                                  /s/ KPMG LLP

Baltimore, Maryland
November 9, 2004